UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2007

(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 13, 2007, the Board of Directors of Community Bancorp. (the “Company”) approved a change in the scheduled date for the 2007 annual meeting of shareholders from Tuesday, May 1, 2007 to Tuesday, May 15, 2007 and established March 13, 2007 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Holding the annual meeting later in the month of May was deemed advisable this year in order to facilitate compliance with applicable Securities and Exchange Commission proxy disclosure and filing requirements.

In view of the delayed annual meeting date, under Section 2.12 of the Company’s Amended and Restated Bylaws, the deadline for submission by shareholders of nominations for director or proposals for other action at the 2007 annual meeting is extended to the close of business on Monday, March 26, 2007. Any such nomination or proposal must comply with all information and other requirements in Section 2.12 of the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 16, 2007	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Operating Officer (Chief Financial Officer)